Exhibit 10.6

AMENDMENT NO. 1 TO THE EMPLOYEE AND DIRECTOR

LONG-TERM INCENTIVE PLAN

OF

SMARTSTOP SELF STORAGE REIT, INC.

In accordance with Section 13 of the Employee and Director Long-Term Incentive Plan, effective as of December 20, 2013, (the “Plan”) of SmartStop Self Storage REIT, Inc, (formerly Strategic Storage Trust II, Inc.) (the “Company”), the Plan is hereby amended by this Amendment No. 1 (this “Amendment”).  This Amendment is made and entered into and effective as of April 20, 2020 (the “Effective Date”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan.

WHEREAS, pursuant to Section 13 of the Plan the Board of Directors of the Company (the “Board”) may at any time amend the Plan, provided that such amendment meets the requirements of Applicable Laws, including the requirements for stockholder approval, and such amendment does not impair the rights of any Participant under any Award previously granted under the Plan without such Participant’s consent;

WHEREAS, several provisions of the Plan are reflective of the Company’s former externally advised structure or are otherwise in need of clarification or modification;

WHEREAS, the Board desires to amend the Plan to reflect recent changes in the law; and

WHEREAS, the Board now desires to amend the Plan as set forth below, and has determined that this Amendment meets the requirements of Applicable Laws and does not require stockholder approval, this Amendment does not impair the rights of any Participant under any Award previously granted under the Plan.

NOW THEREFORE, the Plan shall be amended, effective April 20, 2020, as follows:

1.The name of the Plan is changed from “Employee and Director Long-Term Incentive Plan of Strategic Storage Trust II, Inc.” to “Employee and Director Long-Term Incentive Plan of SmartStop Self Storage REIT, Inc.” and in all places that “Strategic Storage Trust II, Inc.” appears, it shall be replaced with “SmartStop Self Storage REIT, Inc.”

2.Section 1.1 of the Plan is amended and restated to read as follows:

1.1Purposes.  The purposes of the Employee and Director Incentive Plan (the “Plan”) of SmartStop Self Storage REIT, Inc. (the “Company”) are to:

a. provide incentives to individuals chosen to receive Awards because of their ability to improve operations and/or increase profits;

b.encourage selected persons to accept or continue employment or other service relationship with the Company or any Affiliate of the Company; and

c.increase the interest of Directors in the Company’s welfare through their participation in the growth in value of the Company’s Stock.

To accomplish these purposes, this Plan provides a means whereby Employees of the Company or any Affiliate of the Company that the Committee deems important to the

Company’s long-term success, Directors and other enumerated persons may receive Awards.

3.The definition of “Advisor” under Section 1.2 of the Plan is removed in its entirety, and reference to “Advisor” is removed wherever used throughout the Plan.

4.The following definitions under Section 1.2 of the Plan are amended and restated to read as follows:

“Affiliate” means any domestic or foreign individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. The Committee, in its sole and absolute discretion, shall have the authority to determine the time or times at which “Affiliate” status is determined, and whether a Person qualifies as an “Affiliate,” within the foregoing definition.

“Award” means any Award under this Plan, including any grant of Options, Restricted Shares, Restricted Stock Units, LTIP Units, Stock Appreciation Rights, Distribution Equivalent Rights, or Other Equity-Based Awards.

“Cause,” unless otherwise defined in an Employee’s employment agreement, severance plan or agreement or other similar agreement, means (i) gross negligence or willful misconduct, (ii) an uncured breach of any of the Employee’s material duties under his or her employment agreement, severance plan or agreement or other similar agreement, (iii) fraud or other conduct against the material best interests of his or her employer or the Company, or (iv) a conviction of a felony, if such conviction has a material adverse effect on his or her employer.  If “Cause” is otherwise defined in an Employee’s employment agreement, severance plan or agreement or other similar agreement the definition in such employment agreement, severance plan or agreement or other similar agreement shall be effective for purposes of the Plan with respect to the Employee in question.

“Employee” means any person employed by the Company or an Affiliate as evidenced by payroll records.  An Employee includes an officer or a Director who is an employee of the Company or its Affiliates.

“Non-Employee Director” means a person who is a non-employee director as defined in Rule 16b-3.

“Other Equity-Based Award” means any award other than an Option, Stock Appreciation Right or Distribution Equivalent Right Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock or distributions on shares of Common Stock, including LTIP Units and Restricted Stock Units.

“Plan” means this Employee and Director Long-Term Incentive Plan of SmartStop Self Storage REIT, Inc.

“Related Corporation” means a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code.

5.The following definitions are added under Section 1.2 of the Plan:

“LTIP Unit” means an “LTIP Unit” as defined in the Partnership Agreement.  An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the Partnership Agreement, subject to the terms and conditions of the applicable Award Agreement and the Partnership Agreement.

“Operating Partnership” means SmartStop OP, L.P., a Delaware limited partnership and the operating partnership of the Company.

“Partnership Agreement” means the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, effective as of June 28, 2019, as amended by that certain Amendment No. 1, effective as of October 29, 2019, and that certain Amendment No. 2, effective as of January 1, 2020, and as may be subsequently amended.

“Restricted Stock Units” or “RSUs” means an Award issued under the Plan which entitles the holder, upon satisfaction of the vesting and other conditions set forth in the applicable Award Agreement, to be issued Stock or cash equivalents.  In the discretion of the Committee, an Award of RSUs may be settled in Stock, in cash, or in a combination of Stock and cash.

6.The first and last paragraphs under the definition of “Performance Goals” under Section 1.2 of the Plan are amended and restated to read as follows:

“Performance Goals” means any one or more of the following performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarter’s or years’ results or to a designated comparison group, any of which may be measured on an aggregate or per share basis, in each case as specified by the Committee in the Award Agreement:

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under ASC 718, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

7.Section 2 of the Plan is amended and restated to read as follows:

2.ELIGIBLE PERSONS

Every person who, at or as of the Grant Date, is an Employee, executive officer, director, or service provider of the Company or any Affiliate whom the Committee designates as eligible for an Award; provided, however, that Incentive Stock Options may only be granted to a U.S. employee of the Company or a Related Corporation (within the meaning of Code Section 424).  Employee includes any officer or any person who has been offered employment by the Company or an Affiliate, provided that a prospective Employee may not receive any payment or exercise any right relating to an Award until such person begins employment with the Company or Affiliate.

8.	Section 3 of the Plan is amended and restated to read as follows:

3.SHARES OF STOCK SUBJECT TO THIS PLAN

The total number of shares of Stock that may be issued under Awards is a number of shares equal to ten percent (10%) of the Company’s outstanding Stock, but may never exceed ten million (10,000,000) shares.  The maximum number of shares of Stock with respect to which ISOs may be granted under the Plan is the lesser of the total number of shares of Stock that may be issued under Awards or ten million (10,000,000) shares.  Such shares of Stock may consist, in whole or in part, of authorized and unissued Stock or shares of Stock reacquired in private transactions or open market purchases, but all shares of Stock issued under the Plan, regardless of their source, shall be counted against the Stock limitation.  Any shares of Stock that are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan.  Any shares of Stock subject to unexercised portions of Options granted under the Plan which shall have been terminated, cancelled or that have expired may again be subject to Options hereunder.  Awards settled in cash will not reduce the maximum aggregate number of shares of Common Stock that may be issued under the Plan.  The number of shares of Stock reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in Section 6.1.  If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee during any calendar year as described in this Section 3.  If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable.  If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee during any calendar year as described in this Section 3.

9.Section 4.1 of the Plan is amended and restated to read as follows:

4.1Committee.

(a)In General.  This Plan shall be administered by the compensation committee (the “Committee”) appointed by the Board.  The number of persons who shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, that the Committee shall not consist of fewer than two persons.  In the event the Board does not appoint a Committee, the Board shall administer the Plan.

(b)Rule 16b-3.  To the extent desirable to qualify transactions under this Plan as exempt under Rule 16b-3, a Committee consisting solely of two or more “non-employee directors” as defined in Rule 16b-3, must approve such transactions.

10.Section 4.2 of the Plan is amended and restated to read as follows:

4.2Duration, Removal, Etc.  The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee.  Removal from the Committee may be with or without cause.  Any individual serving as a member of the Committee shall have the right to resign from the Committee by giving at least three days’ prior written notice to the Board.  The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.  The Board shall promptly fill any vacancy that causes the number of members of the Committee to be fewer than two or any other minimum number required to comply with Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3).

11.Section 4.4(j) of the Plan is amended and restated to read as follows:

(j)to delegate its duties under the Plan to such agents as it may appoint from time to time; provided, however, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemptions provided by Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3); and

12.Section 6.1(c) of the Plan is amended and restated to read as follows:

(c)Time of Exercise; Vesting.  Awards may, in the sole discretion of the Committee, be exercisable or may vest, and restrictions may lapse, including without limitation, upon the achievement of any Performance Goals, if any, that may be established by the Committee as a condition to vesting or settlement of the Award, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable.

13.Section 7.4, “Automatic Grants to Non-Employee Directors” of the Plan is removed in its entirety.

14. The definition of “Employment Termination,” Section 6.1(f), Section 12 and Section 18.4 of the Plan are amended to remove references to the “Advisor.”

15.Upon execution of this Amendment, on and after the date hereof, each reference to “this Plan”, “hereunder”, “hereof”, or words of like import in the Plan and in the other documents entered into in connection with the Plan shall mean and be a reference to the Plan, as amended hereby.  Except as specifically amended hereby, the Plan shall remain in full force and effect. The Plan and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Plan and this Amendment were contained in one document.  In the event of a conflict between the provisions of this Amendment and the Plan, the provisions of this Amendment shall control.

Signature on Following Page

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Employee and Director Long-Term Incentive Plan of SmartStop Self Storage REIT, Inc., effective as of the Effective Date.

SMARTSTOP SELF STORAGE REIT, INC.

By:	/s/ Michael S. McClure

Name: Michael S. McClure

Title:   Chief Executive Officer